SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: January 7, 2003

SYMMETRICOM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-02287	95-1906306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Orchard Parkway, San Jose, California 95131-1017
(Address of Principal Executive Offices) (Zip Code)

(408) 433-0910
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. EXHIBITS.

99.1	Slide show presentation regarding information about Symmetricom, Inc. (the “Company”) and its industry.

ITEM 9. REGULATION FD DISCLOSURE.

Certain of the officers of the Company plan to present a slide show to investors in various presentations commencing January 7, 2003. A copy of the slide show presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRICOM, INC. (Registrant)

By:	/s/ Thomas W. Steipp
Thomas W. Steipp President and Chief Executive Officer

Dated: January 7, 2003

INDEX TO EXHIBITS

EXHIBIT		PAGE

99.1	Slide show presentation regarding information about the Company and its industry.	4